Exhibit 10.1

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”), dated May 27, 2014, is entered into by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), and THE SPECTRANETICS CORPORATION, a Delaware corporation (“Company”).

RECITALS

Company and Wells Fargo are parties to a Credit and Security Agreement dated February 25, 2011 (as amended from time to time, the “Credit Agreement”).  Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

Company has requested that certain amendments be made to the Credit Agreement, which Wells Fargo is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.                                      Defined Terms.  Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.  In addition, Exhibit A of the Credit Agreement is amended by adding or amending and restating, as the case may be, the following definitions:

“Affiliate” or “Affiliates” means AngioScore (following consummation of the AngioScore Acquisition), Spectranetics International B.V., Spectranetics Deutschland GmbH and any other Person controlled by, controlling or under common control with Company, including without limitation any Subsidiary of Company.  For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“AngioScore” means AngioScore Inc., a Delaware corporation.

“AngioScore Acquisition” means the acquisition by Company of 100% of the ownership interests of AngioScore pursuant to the merger of a newly-formed Subsidiary of Company (“MergerSub”) with and into AngioScore, with AngioScore as the surviving corporation.

“AngioScore Convertible Notes” means the unsecured senior notes convertible into Company’s Common Stock to be issued and sold in connection with the AngioScore Acquisition pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission on May 27, 2014, including related prospectuses (the “Registration Statement”), and an Indenture to be entered into by Company and Wells Fargo Bank, National Association, as trustee, as supplemented by a Supplemental Indenture to be entered into by Company and Wells Fargo Bank, National Association, as trustee.

“LIBOR” means the rate per annum determined pursuant to the following formula:

LIBOR	=	Base LIBOR
100% - LIBOR Reserve Percentage

(a)                                 “Base LIBOR” means the rate per annum for United States dollar deposits quoted by Wells Fargo for the purpose of calculating the effective Floating Rate for loans that reference Daily Three Month LIBOR as the Inter-Bank Market Offered Rate in effect from time to time for three (3) month delivery of funds in amounts approximately equal to the principal amount of such loans.  Company understands and agrees that Wells Fargo may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Wells Fargo in its discretion deems appropriate, including but not limited to the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

(b)                                 “LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Wells Fargo for expected changes in such reserve percentage during the applicable term of the Revolving Note.

2.                                      Section 5.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“5.4                         Indebtedness.  Company shall not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or letters of credit issued on Company’s behalf, or advances or any indebtedness for borrowed money of any kind, whether or not evidenced by an instrument, except:  (a) Indebtedness described in this Agreement; (b) indebtedness of Company described in Exhibit F; (c) the AngioScore Convertible Notes; and (d) indebtedness secured by Permitted Liens.”

3.                                      Section 5.6 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“5.6                         Investments and Subsidiaries.  Company shall not make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any Person or Affiliate, including without limitation any partnership or joint venture, nor purchase or hold beneficially any stock or other securities or evidence of indebtedness of any Person or Affiliate, except:

(a)                                 Investments in direct obligations of the United States of America or any of its political subdivisions whose obligations constitute the full faith and credit obligations of the United States of America and have a maturity of one year or less, commercial paper issued by U.S. corporations rated “A 1” or “A 2” by Standard & Poor’s Ratings Services or “P 1” or “P 2” by Moody’s Investors Service or certificates of deposit or bankers’ acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers’ acceptances are fully insured by the Federal Deposit Insurance Corporation);

(b)                                 Travel advances to Company’s employees made in the ordinary course of business and in any event not exceeding at any one time an aggregate of $500,000;

(c)                                  Prepaid rent not exceeding one month or security deposits;

(d)                                 (i) Prior to the consummation of the AngioScore Acquisition, Loans or advances to, or investments in, (A) AngioScore in an aggregate amount not to exceed $1,700,000, or (B) MergerSub, and (ii) after consummation of the AngioScore Acquisition, Loans or advances to, or investments in, AngioScore (subject to the proviso below);

(e)                                  The performance of obligations under the AngioScore Convertible Notes (including any redemption or required repurchase of AngioScore Convertible Notes); and

(f)                                   Current investments in those Subsidiaries in existence on the Execution Date which are identified on Exhibit D;

provided, that if, after the AngioScore Acquisition, Liquidity at any time is less than $15,000,000, Wells Fargo may in its sole discretion take any of the following actions:

(w)                               prohibit, restrict or demand repayment of Company’s loans or advances to, or prohibit or restrict investments by Company in, AngioScore;

(x)                                 cause Company to require that AngioScore provide to Wells Fargo a Guaranty, together with such other Security Documents, as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Wells Fargo (including being sufficient to grant Wells Fargo a first priority Lien (subject to existing Liens) in and to the assets of AngioScore);

(y)                                 cause Company to provide to Wells Fargo a pledge agreement and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in AngioScore reasonably satisfactory to Wells Fargo; or

(z)                                  cause Company to provide to Wells Fargo all other documentation, including one or more opinions of counsel reasonably satisfactory to Wells Fargo, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above.

Any document, agreement, or instrument executed or issued pursuant to Section 5.6(x), 5.6(y) or 5.6(z) shall be a Loan Document.”

4.                                      Section 5.7 of the Credit Agreement is hereby amended by adding the following proviso to the end thereof:

“provided, however, Company may (a) make regularly scheduled payments of principal and interest with respect to the AngioScore Convertible Notes, (b) make cash payments in connection with the conversion of the AngioScore Convertible Notes, (c) issue Company’s Common Stock in connection with the conversion of the AngioScore Convertible Notes, and (d) perform its other obligations under the

AngioScore Convertible Notes (including any redemption or required repurchase of AngioScore Convertible Notes).”

5.                                      Exhibit D to the Credit Agreement is hereby updated and amended as provided in Annex A hereto.

6.                                      No Other Changes.  Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

7.                                      Conditions Precedent.  This Amendment shall be effective when Wells Fargo shall have received an executed original hereof.

8.                                      Consent to AngioScore Transactions.  Company has requested that Wells Fargo consent to the AngioScore Acquisition, the AngioScore Convertible Notes and an amendment of Company’s Constituent Documents in connection with the AngioScore Convertible Notes (collectively, the “AngioScore Transactions”) and the consummation of the transactions contemplated thereby.  Company hereby represents and warrants to Wells Fargo that, after giving effect to the amendments to Section 5.4, Section 5.6, Section 5.7, Exhibit A and Exhibit D set forth in this Amendment, no Event of Default shall occur as a direct result of Company’s consummation of the AngioScore Transactions.  Wells Fargo hereby consents to the AngioScore Transactions subject to (a) the terms and conditions of this Amendment and (b) Wells Fargo’s receipt of the following:  (i) within five (5) Business Days after the consummation of the AngioScore Acquisition, copies of the fully executed material documents, instruments and agreements executed or delivered by or to Company in connection with the AngioScore Acquisition; (ii) within five (5) Business Days after the issuance of the AngioScore Convertible Notes, copies of each instrument evidencing the AngioScore Convertible Notes; and (iii) within five (5) Business Days after the amendment of the Constituent Documents, copies of each Constituent Document amended in connection with the AngioScore Convertible Notes.  This consent by Wells Fargo to the AngioScore Transactions shall be effective only in this specific instance and for the specific purpose for which it is given, and this consent shall not entitle Company to any other or further consents in any similar or other circumstances.

9.                                      Representations and Warranties.  Company hereby represents and warrants to Wells Fargo as follows:

(a)                                 Company has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder and thereunder, and each of this Amendment and all such other agreements and instruments has been duly executed and delivered by Company and constitutes the legally valid and binding agreement and obligation of Company, enforceable against Company in accordance with its respective terms.

(b)                                 The execution, delivery and performance by Company of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Company, or the Constituent Documents of Company, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Company is a party or by which it or its properties may be bound or affected.

(c)                                  All of the representations and warranties contained in Exhibit D of the Credit Agreement, as updated and amended by this Amendment, are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(d)                                 After giving effect to the amendments to Section 5.4, Section 5.6, Section 5.7, Exhibit A and Exhibit D set forth in this Amendment, no Event of Default shall occur as a direct result of Company’s consummation of the AngioScore Transactions.

10.                               References; Affirmation.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.  The existing Loan Documents, except as amended by this Amendment or, as applicable, as amended (or amended and restated) by a separate agreement or instrument in connection herewith, shall remain in full force and effect, and each of them is hereby ratified and confirmed by Company and Wells Fargo.  Company and Wells Fargo intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Indebtedness evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Indebtedness; or (c) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Collateral granted pursuant to the Credit Agreement or any of the other Loan Documents evidencing, governing or creating a Lien on the Collateral.  Company hereby ratifies and reaffirms any and all grants of the Liens to Wells Fargo on the Collateral as security for the Indebtedness, and acknowledges and confirms that the grants of the Liens to Wells Fargo on the Collateral:  (i) represent continuing Liens on all of the Collateral, (ii) secure all of the Indebtedness, and (iii) represent valid first Liens on all of the Collateral, subject only to the Permitted Liens.  The Credit Agreement, as amended by this Amendment, will be construed as one agreement.

11.                               No Waiver.  The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by Wells Fargo, whether or not known to Wells Fargo and whether or not existing on the date of this Amendment.

12.                               Release.  Company hereby absolutely and unconditionally releases and forever discharges Wells Fargo, and any and all participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Company has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

13.                               Costs and Expenses.  Company hereby reaffirms its agreement under the Credit Agreement to pay or reimburse Wells Fargo on demand for all costs and expenses incurred by Wells Fargo in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel.  Without limiting the generality of the foregoing, Company specifically agrees to pay all fees and disbursements of counsel to Wells Fargo for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.  Company hereby agrees that Wells Fargo may, at any time or from time to time in its sole discretion and without further authorization by Company, make a loan to Company under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

14.                               Captions and Headings.  The titles, captions and headings in this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

15.                               Miscellaneous.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION		THE SPECTRANETICS CORPORATION

By:	/s/ Dustin Jacobson	By:	/s/ Guy A. Childs
Name: Dustin Jacobson		Name: Guy A. Childs
Its: Authorized Signatory		Its: Chief Financial Officer